Report of Independent Auditors

The Board of Directors

Endeavour Energy UK Limited, 100% subsidiary of Endeavour International Corporation:

We have audited the accompanying statement of combined revenues and direct operating expenses (“the Statement”) of the oil and gas properties to be purchased by Endeavour Energy UK Limited from ConocoPhillips UK (“the Properties”) for the year ended 31 December 2010. This statement is the responsibility of Endeavour’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. We were not engaged to perform an audit of the Properties’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties to be purchased by Endeavour Energy UK Limited from ConocoPhillips UK for the year ended 31 December 2010 in conformity with accounting principles generally accepted in the United States of America.

Ernst & Young LLP

Aberdeen, Scotland

30 January 2012

Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased by Endeavour International Corporation from ConocoPhillips

(In Thousands)

	Year Ended December 31, 2010	Nine Months Ended September 30, 2011
		(Unaudited)
Revenues	$300,061	$289,086
Direct operating expenses	56,479	50,981

Excess of revenues over direct operating expenses	$243,582	$238,105

The accompanying notes are an integral part of the statement of combined revenues and direct operating expenses.

Notes to Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased by Endeavour International Corporation from ConocoPhillips

Note 1 — The Properties

On December 23, 2011, Endeavour International Corporation (the “Company”), through its wholly owned subsidiary Endeavour Energy UK Limited (“EEUK”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited and ConocoPhillips (U.K.) Lambda Limited, subsidiaries of ConocoPhillips (collectively, the “Sellers”) to acquire the Sellers’ interest in three producing U.K. oil fields in the Central North Sea for $330 million (the “COP Acquisition”).

The producing assets to be purchased include the following net working interests (the “Acquisition Assets”):

Field Name	Block	Net Working Interest
Alba	16/26a	23.43%
MacCulloch	15/24/b	40.00%
Nicol	15/25a	18.00%

The Purchase Agreement provides for the possibility that completion of the COP Acquisition may occur individually for each field and the Company expects to close the Alba field portion by March 31, 2012. In addition to customary closing conditions, the purchase is subject to approval of governmental regulatory authorities and partner consents. The consideration for the acquisition is $330 million, including approximately $94 million of tax attributes, and may be adjusted for customary purchase price adjustments.

Note 2 — Basis for Presentation

The accompanying statement of combined revenues and direct operating expenses was prepared by the Company based on data from the Acquisition Assets’ historical accounting records. During the periods presented, the Acquisition Assets were not accounted for or operated as a separate division by the Sellers. Complete financial and operating information related to the properties, including balance sheet and cash flow information, are not presented because the properties were maintained as assets and not separate companies in the accounting records of the Sellers; therefore, the assets, liabilities and certain indirect costs, such as depreciation, depletion and amortization, (“DD&A”) interest, accretion, general and administrative expenses (“G&A”), and income taxes were not allocated to all the individual properties. Accordingly, full separate financial statements prepared in accordance with U.S. generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances, and the statement of combined revenues and direct operating expenses of the oil and gas properties is presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenues and direct operating expenses included in the accompanying statement represent Endeavour’s net working interest in the properties to be acquired for the periods prior to the respective closing dates and are presented on the accrual basis of accounting.

Oil and gas revenues were recognized when production was sold to a purchaser at a fixed or determinable price, when delivery occurred and title transferred.

Direct operating expenses included all costs associated with lifting, field processing and transportation and direct overheads. No costs for general corporate activities have been included. Omitted expenses include DD&A, interest expense, accretion, G&A and income taxes. Endeavour is unable to quantify the omitted expenses for the following reasons: DD&A is dependent upon historical information that is not available including historical cost and prior depletion rates. DD&A is not allocated to all the individual properties. Interest expense, accretion,

Notes to Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased by Endeavour International Corporation from ConocoPhillips

G&A and income taxes are dependent on historical costs, financing structures and general overhead burdens. Quantifying a portion of the omitted expenses would require allocations not previously performed by the Sellers in an effort to determine the direct charges for these properties.

The statement of combined revenues and direct operating expenses for the nine months ended September 30, 2011 is unaudited and has been derived from the Acquisition Assets historical accounting records on the same basis as the statement of combined revenues and direct operating expenses for the year ended December 31, 2010. In the opinion of the Company such unaudited interim statements include all adjustments necessary to fairly state the combined revenues and direct operating expenses for the nine months ended September 30, 2011.

The financial information presented is not necessarily indicative of the results of operations of the acquired properties going forward for the following reasons:

•	Historical costs such as DD&A, interest expense, accretion, G&A, and income taxes have not been presented and would not have been reflective of costs going forward.

•

These allocations and calculations in the future will be based on the purchase price paid for the acquired properties and are also closely tied to the Company’s financing choices, overhead structure and future capital development.

•	The Company uses the full-cost accounting method for oil and gas operations as opposed to the successful efforts method used by the Sellers.

Note 3 — Use of estimates

The preparation of the combined statements of revenues and direct operating expenses in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the statement of combined revenues and direct operating expenses.

Note 4 — Capital expenditures (Unaudited)

Capital expenditures for the Acquisition Assets were $10,365,000 and $26,278,000 for the year ended December 31, 2010 and nine months ended September 30, 2011, respectively. The excess of revenues over direct operating expenses were sufficient to fund capital expenditures.

Notes to Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased by Endeavour International Corporation from ConocoPhillips

Note 5 — Supplemental Information Regarding Proved Oil and Gas Reserves (Unaudited)

Supplemental oil and natural gas reserve information related to the Acquisition Assets is presented in accordance with U.S. generally accepted accounting principles. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserves data represents estimates only and should not be construed as being exact.

Year Ended December 31, 2010
Proved reserves:
Liquids (Mbbls)
Balance at January 1	27,869
Volume sold	(3,933)
Extensions, discoveries and other additions	—
Revisions of previous estimates	—

Balance at December 31	23,936

Gas (MMcf)
Balance at January 1	1,693
Volume sold	(58)
Extensions, discoveries and other additions	—
Revisions of previous estimates	—

Balance at December 31	1,635

Proved developed reserves at December 31, 2010
Liquids (Mbbls)	15,661
Gas (MMcf)	1,635

Future oil and gas sales and production, development and abandonment costs have been estimated using prices and costs in effect at the end of the year indicated. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs. No deductions were made for G&A, or any indirect costs. All cash flow amounts have been discounted at 10%.

Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the company’s proved reserves for the Acquisition Assets.

Notes to Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased by Endeavour International Corporation from ConocoPhillips

The estimated standardized measure of discounted future net cash flows relating to proved reserves at December 31, 2010 is shown below.

(Amounts in thousands)	December 31, 2010
Future cash inflows	$1,848,223
Future production costs	(872,372)
Future development costs	(278,555)
Future income taxes	(493,671)

Future net cash flows	203,625
10% annual discount	4,233

Standardized measure of discounted future net cash flows relating to proved reserves	$199,392

An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to proved reserves on the pricing basis described above for the years ended December 31, 2010 is shown below.

(Amounts in thousands)	Year Ended December 31, 2010
Balance, beginning of year	$146,699
Increase (decrease) in future net discounted cash flows
Sales of production, net of production costs	(243,581)
Net changes in prices and future production costs	514,118
Net changes in future development costs, production, timing and other	(88,384)
Previously estimated development costs incurred during the period	10,365
Accretion of discount	54,133
Net change in income taxes	(193,958)

Balance at the end of the year	$199,392